Exhibit 99.1

LRR Energy, L.P. Announces 2012 Year End Results

Houston, Texas (March 7, 2013) - LRR Energy, L.P. (NYSE: LRE) (“LRR Energy”) announced today its operating and financial results for the three months and year ended December 31, 2012.

Selected Financial and Operating Information

Our financial statements for the year ended December 31, 2012, have been recast as if we had owned the assets acquired on June 1, 2012, from Lime Rock Resources since our initial public offering, as the transaction was between entities under common control.  A summary of selected financial and operating information follows.  For consolidated financial statements, please see the accompanying tables on pages 7-9.

	Three Months Ended	Year Ended
	December 31, 2012	December 31, 2012
	(in thousands)

Oil, natural gas and natural gas liquids sales	$22,068	$93,363
Realized gain on commodity derivative instruments	$5,474	$23,350
Unrealized loss on commodity derivative instruments	$(809)	$(11,264)
Lease operating expense	$5,490	$25,617
Production and ad valorem taxes	$1,661	$7,009
General and administrative expense	$4,037	$12,632
Interest expense	$2,055	$6,596
Net income (loss)	$(499)	$2,262
Net income (loss) available to unitholders	$(499)	$(3)
Net loss per limited partner unit	$(0.02)	$(0.00)

Capital expenditures	$4,740	$31,416
Adjusted EBITDA (1)	$16,448	$71,813
Distributable cash flow (1)	$9,219	$44,094
Distribution coverage ratio (1)	0.85x	1.03x

(1)         Non-GAAP financial measure. See reconciliation of non-GAAP financial measures on page 10.

	Three Months Ended	Year Ended
	December 31, 2012	December 31, 2012

Average net production (Boe/d)	5,935	6,303
Average unit costs per Boe:
Lease operating expense	$10.05	$11.11
Production and ad valorem taxes	$3.04	$3.04
General and administrative expense	$7.39	$5.48

Full year 2012 production of 6,303 Boe/d was in line with our public guidance.  Fourth quarter 2012 production of 5,935 Boe/d was generally consistent with our internal forecast, albeit slightly lower. An unexpected compressor failure at our Pecos Slope field in late November 2012 negatively impacted fourth quarter production by approximately 35 Boe/d. The compressor was back in service in mid February 2013.

Proved Reserves

As of December 31, 2012, LRR Energy had 27.9 MMBoe of estimated proved reserves, of which approximately 85% were proved developed reserves.  Our reserves are 53% natural gas and 47% oil and NGLs as measured by volume as of December 31, 2012.  These estimates were calculated using the unweighted arithmetic average first-day-of-the-month closing price for each month of 2012.  The average trailing twelve-month index prices were $94.71/Bbl for NYMEX-WTI and $2.76/MMBtu for NYMEX-Henry Hub natural gas.  For NGL pricing, a differential is applied to the $94.71/Bbl average trailing twelve-month index price for oil.  As of December 31, 2012, the standardized measure of our estimated proved reserves was $325.2 million.

Recent Events

On January 3, 2013, LRR Energy closed its previously announced acquisition of oil and natural gas properties in the Mid-Continent region in Oklahoma from its sponsor, Lime Rock Resources for a purchase price of $21.0 million, subject to customary purchase price adjustments.  In addition, as part of the transaction, LRE acquired in the money commodity hedge contracts valued at approximately $1.8 million as of the closing date.  LRE funded the acquisition with borrowings under its revolving credit facility.  As of March 6, 2013, LRE had $205 million of outstanding borrowings under its revolving credit facility and $50 million of outstanding borrowings under its term loan.  LRE currently has $45 million available under its credit facility which management believes provides ample financial flexibility to execute our 2013 capital program and distribution strategy.

On February 14, 2013, LRR Energy paid its cash distribution for the fourth quarter of 2012 to all unitholders of record as of the close of business on January 30, 2013.  The Board of Directors of its general partner previously declared a cash distribution for the fourth quarter of 2012 of $0.4800 per outstanding unit, or $1.92 on an annualized basis.

Our average net production for February 2013 was approximately 5,900 Boe/d.  We expect our first quarter 2013 production to be negatively impacted by approximately 109 Boe/d relating to the Pecos Slope compressor failure discussed above.

2013 Guidance

Based on current estimates, and assuming no future acquisitions, our 2013 guidance is as follows:

2013 Guidance
Daily Production (Boe/d)	6,200 - 6,500

LOE ($/Boe)	$10.00 - $10.50

Capital Expenditures ($MM)

Maintenance	$19.2
Growth and other	8.8
Total	$28.0

Our annual maintenance capital expenditures were estimated based on 25% of pro forma trailing 12-month adjusted EBITDA. The guidance above sets forth management’s best estimate based on current and anticipated market conditions and other factors.  While we believe that these estimates and assumptions are reasonable, they are inherently uncertain and are subject to, among other things, significant business, economic, regulatory, environmental and competitive risks and uncertainties that could cause actual results to differ materially from those we anticipate, as set forth under “Forward-Looking Statements.”

Commodity Derivative Contracts

As of December 31, 2012, LRR Energy had the following outstanding derivative contracts.

	Index	2013	2014	2015	2016	2017
Natural gas positions
Price swaps (MMBTUs)	NYMEX-HH	7,267,590	5,876,100	5,326,560	4,878,990	4,605,396
Weighted average price		$5.15	$5.52	$5.71	$4.28	$4.61

Basis swaps (MMBTUs)	NYMEX	7,446,301	5,876,098	5,326,559	2,877,047	—
Weighted average price		$(0.1361)	$(0.1521)	$(0.1661)	$(0.1115)	$—

Puts (MMBTUs)	NYMEX-HH	178,710	—	—	—	—
Strike price		$3.00	$—	$—	$—	$—

Oil positions
Price swaps (BBLs)	NYMEX-WTI	620,772	460,926	398,253	397,488	198,744
Weighted average price		$95.19	$96.29	$94.49	$86.02	$85.75

NGL positions
Price swaps (BBLs)	Mont Belvieu	144,323	—	—	—	—
Weighted average price		$50.49	$—	$—	$—	$—

Subsequent to December 31, 2012, LRR Energy entered into the following commodity hedges.

	Index	2013	2014
Oil Positions
Basis swaps (Bbls)	Midland — WTI Cushing	419,425	410,400
Weighted average price		$(1.25)	$(1.00)

As part of the 2013 acquisition described above, LRE acquired the following crude oil and natural gas hedges:

	Index	2013	2014	2015
Natural gas positions
Price swaps (MMBTUs)	NYMEX-HH	248,950	200,916	173,676
Weighted average price		$5.23	$5.58	$5.96

Oil positions
Price swaps (BBLs)	NYMEX-WTI	39,794	28,176	22,128
Weighted average price		$101.30	$100.01	$98.90

Annual Report

LRR Energy expects to file its Annual Report on Form 10-K with the Securities and Exchange Commission no later than March 13, 2013.  The 10-K will be available on the Investor Relations page of LRR Energy’s website www.lrrenergy.com or from the Securities and Exchange Commission website www.sec.gov.

Webcast and Conference Call

LRR Energy will host a webcast and conference call on Thursday, March 7, 2013, at 3:00 p.m. EST (2:00 p.m. CST) to discuss these results.  Interested parties are invited to participate in the call by dialing 1-877-493-8071 (conference ID: 91224569).  It is recommended that participants dial in approximately 10 minutes prior to the start of the conference call.  Participants may access the webcast from LRR Energy’s website, www.lrrenergy.com, under the tab for “Investor Relations.”

A telephonic replay will be available after the call through March 25, 2013. Participants may access this replay by dialing 1-800-585-8367 (conference ID: 91224569).

About LRR Energy, L.P.

LRR Energy is a Delaware limited partnership formed in April 2011 by affiliates of Lime Rock Resources to operate, acquire, exploit and develop producing oil and natural gas properties in North America.  LRR Energy’s properties are located in the Permian Basin region in West Texas and southeast New Mexico, the Mid-Continent region in Oklahoma and East Texas and the Gulf Coast region in Texas.

Forward-Looking Statements

This press release includes “forward-looking statements” — that is, statements related to future events.  Forward-looking statements are based on the current expectations of LRR Energy and include any statement that does not directly relate to a current or historical fact.  In this context, forward-looking statements often address expected future business and financial performance, and often contain words such as “may,” “predict,” “pursue,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “target,” “continue,” “potential,” “should,” “could” and other similar words.  Actual results and future events could differ materially from those anticipated or implied in such statements.  Forward-looking statements involve certain risks and uncertainties, and ultimately may not prove to be accurate.  These risks and uncertainties include, among other things, a decline in oil, natural gas or NGL prices, the risk and uncertainties involved in producing oil and natural gas, competition in the oil and natural gas industry, governmental regulations and other factors.  Actual results could differ materially from those anticipated or implied in the forward-looking statements due to the factors described under the captions “Risk Factors” in LRR Energy’s Annual Report on Form 10-K for the year ended December 31, 2011 and LRR Energy’s subsequent filings with the SEC.  All forward-looking statements speak only as of the date of this press release.  LRR Energy does not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise.  All forward-looking statements are qualified in their entirety by this cautionary statement.

Investor Contacts:

Todd Hassen

Director of Finance

(713) 292-9534

thassen@lrrenergy.com

Jaime Casas

Chief Financial Officer

(713) 345-2126

jcasas@lrrenergy.com

LRR Energy, L.P.

Selected Operating Data

For the Three Months and Year Ended December 31, 2012

(unaudited)

	Three Months Ended	Year Ended
	December 31, 2012	December 31, 2012
Production:
Oil (MBbls)	166	696
Natural gas (MMcf)	1,844	7,942
NGLs (MBbls)	73	287
Total (MBoe)	546	2,307
Average net production (Boe/d)	5,935	6,303

Average sales price:
Oil (per Bbl):
Sales price	$81.44	$87.55
Effect of realized commodity derivative instruments	9.16	5.25
Realized sales price	$90.60	$92.80

Natural gas (per Mcf):
Sales price	$3.28	$2.71
Effect of realized commodity derivative instruments	1.86	2.28
Realized sales price	$5.14	$4.99

NGLs (per Bbl):
Sales price	$34.30	$38.00
Effect of realized commodity derivative instruments	7.26	5.66
Realized sales price	$41.56	$43.66

Average unit costs per Boe:
Lease operating expenses	$10.05	$11.11
Production and ad valorem taxes	$3.04	$3.04
General and administrative expenses	$7.39	$5.48
Depletion and depreciation	$24.63	$18.03

LRR Energy, L.P.

Consolidated Condensed Statement of Operations

For the Three Months and Year Ended December 31, 2012

(in thousands, except per unit amounts)

(unaudited)

	Three Months Ended	Year Ended
	December 31, 2012	December 31, 2012

Revenues:
Oil sales	$13,519	$60,934
Natural gas sales	6,045	21,522
Natural gas liquids sales	2,504	10,907
Realized gain on commodity derivative instruments	5,474	23,350
Unrealized loss on commodity derivative instruments	(809)	(11,264)
Other income	12	45
Total revenues	26,745	105,494

Operating expenses:
Lease operating expense	5,490	25,617
Production and ad valorem taxes	1,661	7,009
Depletion and depreciation	13,457	41,583
Impairment of oil and natural gas properties	—	3,544
Accretion expense	374	1,460
Loss (gain) on settlement of asset retirement obligations	(17)	(31)
General and administrative expense	4,037	12,632
Total operating expenses	25,002	91,814

Operating income	1,743	13,680

Other income (expense), net
Interest expense	(2,055)	(6,596)
Realized loss on interest rate derivative instruments	(171)	(465)
Unrealized loss on interest rate derivative instruments	(14)	(4,185)
Other income (expense), net	(2,240)	(11,246)

Income (loss) before taxes	(497)	2,434
Income tax expense	(2)	(172)
Net income (loss)	$(499)	$2,262
Net income (loss) attributable to predecessor operations	—	(2,265)
Net loss available to unitholders	$(499)	$(3)

Computation of net loss per limited partner unit:

General partners’ interest in net loss	$—	$—

Limited partners’ interest in net loss	$(499)	$(3)

Net loss per limited partner unit	$(0.02)	$(0.00)

Weighted average number of limited partner units outstanding	22,429	22,425

LRR Energy, L.P.

Consolidated Condensed Statement of Cash Flows

For the Year Ended December 31, 2012

(in thousands)

(unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$2,262
Adjustments to reconcile net income to net cash provided by operating activities
Depletion and depreciation	41,583
Impairment of oil and natural gas properties	3,544
Unrealized loss on derivative instruments, net	15,449
Accretion expense	1,460
Amortization of equity awards	313
Amortization of deferred financing costs and other	388
Gain on settlement of asset retirement obligations	(31)
Purchase of derivative contracts	(59)
Changes in operating assets and liabilities
Change in oil and natural gas sales	4,552
Change in trade and other	1,122
Change in prepaid expenses	(170)
Change in trade accounts payable	(2,707)
Change in amounts due from affiliates	1,441
Change in accrued liabilities	(1,331)
Change in deferred tax liability	85
Net cash provided by operating activities	67,901

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of oil and natural gas properties	(1,003)
Development of oil and natural gas properties	(30,397)
Expenditures for other property and equipment	(16)
Net cash used in investing activities	(31,416)

CASH FLOWS FROM FINANCING ACTIVITIES
Contribution to Fund I	(4,869)
Deferred financing costs	(562)
Borrowings under revolving credit facility	77,200
Payments on revolving credit facility	(55,000)
Borrowings under term loan	50,000
Distribution to Fund I	(64,038)
Distributions to unitholders	(37,262)
Net cash used in financing activities	(34,531)

NET INCREASE IN CASH AND CASH EQUIVALENTS	1,954

CASH AND CASH EQUIVALENTS, BEGINNING OF THE PERIOD	1,513

CASH AND CASH EQUIVALENTS, END OF THE PERIOD	$3,467

Supplemental disclosure of non-cash items to reconcile investing and financing activities
Property and equipment:
Accrued capital costs	940
Asset retirement obligations	(257)

LRR Energy, L.P.

Consolidated Condensed Balance Sheet

December 31, 2012

(in thousands, except unit amounts)

(unaudited)

ASSETS
Current assets:
Cash and cash equivalents	$3,467
Accounts receivable	7,250
Commodity derivative instruments	15,399
Prepaid expenses	748
Total current assets	26,864

Property and equipment (successful efforts method)	763,817
Accumulated depletion, depreciation and impairment	(308,569)
Total property and equipment, net	455,248

Commodity derivative instruments	18,815
Deferred financing costs, net of accumulated amortization	1,559
TOTAL ASSETS	$502,486

LIABILITIES AND UNITHOLDERS’ EQUITY
Current liabilities:
Accrued liabilities	$1,415
Accrued capital cost	2,361
Commodity derivative instruments	1,671
Due to affiliates	1,977
Interest rate derivative instruments	659
Asset retirement obligations	500
Total current liabilities	8,583

Long-term liabilities:
Commodity derivative instruments	874
Interest rate derivative instruments	3,526
Term loan	50,000
Revolving credit facility	178,000
Asset retirement obligations	31,548
Deferred tax liabilities	120
Total long-term liabilities	264,068
Total liabilities	272,651

Unitholders’ equity:
General partner (22,400 units issued and outstanding as of December 31, 2012)	396
Public common unitholders (10,676,742 units issued and outstanding as of December 31, 2012)	169,919
Affiliated common unitholders (5,049,600 units issued and outstanding as of December 31, 2012)	25,563
Subordinated unitholders (6,720,000 units issued and outstanding as of December 31, 2012)	33,957
Total unitholders’ equity	229,835
TOTAL LIABILITIES AND UNITHOLDERS’ EQUITY	$502,486

LRR Energy, L.P.

Non-GAAP Reconciliation

For the Three Months and Year Ended December 31, 2012

(in thousands)

(unaudited)

We define Adjusted EBITDA as net income (loss) plus income tax expense (benefit); interest expense-net, including realized and unrealized losses on interest rate derivative contracts; depletion and depreciation; accretion of asset retirement obligations; amortization of equity awards; (gain) loss on settlement of asset retirement obligations; unrealized losses on commodity derivative contracts; impairment of oil and natural gas properties; less interest income; unrealized gains on commodity derivative contracts and other non-recurring items that we deem appropriate. Distributable Cash Flow is defined as Adjusted EBITDA less income tax expense; cash interest expense; and estimated maintenance capital expenditures. Distribution Coverage Ratio is defined as the ratio of Distributable Cash Flow to the total quarterly distribution payable on all of our outstanding common, subordinated and general partner units.

Adjusted EBITDA, Distributable Cash Flow and the Distribution Coverage Ratio are used as supplemental financial measures by our management and by external users of our financial statements, such as investors, commercial banks and others, to assess our operating performance as compared to that of other companies and partnerships in our industry, without regard to financing methods, capital structure or historical cost basis and the ability of our assets to generate sufficient cash flow to make distributions to our unitholders.

Our management believes that Adjusted EBITDA, Distributable Cash Flow and the Distribution Coverage Ratio are useful to investors because these measures are used by many partnerships in the industry as measures of operating and financial performance and are commonly employed by financial analysts and others to evaluate our operating and financial performance from period to period and to compare it with the performance of other publicly traded partnerships within the industry. Adjusted EBITDA, Distributable Cash Flow and the Distribution Coverage Ratio should not be considered alternatives to net income, operating income, cash flow from operating activities or any other measures of financial performance presented in accordance with GAAP. Our Adjusted EBITDA, Distributable Cash Flow and Distribution Coverage Ratio may not be comparable to similarly titled measures of another company because all companies may not calculate Adjusted EBITDA, Distributable Cash Flow or the Distribution Coverage Ratio in the same manner. The following table presents a reconciliation of Adjusted EBITDA to net income, our most directly comparable GAAP financial performance measure, for the three months and year ended December 31, 2012.

	Three Months Ended	Year Ended
	December 31, 2012	December 31, 2012
Net income (loss)	$(499)	$2,262
Income tax expense	2	172
Interest expense, net	2,240	11,246
Depletion and depreciation	13,457	41,583
Accretion of asset retirement obligations	374	1,460
Amortization of equity awards	82	313
(Gain) loss on settlement of asset retirement obligations	(17)	(31)
Unrealized losses on commodity derivative instruments	809	11,264
Impairment of oil and natural gas properties	—	3,544
Interest income	—	—
Unrealized gain on commodity derivative instruments	—	—
Adjusted EBITDA	$16,448	$71,813

The following table presents a reconciliation of Distributable Cash Flow and the Distribution Coverage Ratio to Adjusted EBITDA for the three months and year ended December 31, 2012. Adjusted EBITDA is reconciled to net income, our most directly comparable GAAP financial performance measure, above.

	Three Months Ended	Year Ended
	December 31, 2012	December 31, 2012
Adjusted EBITDA	$16,448	$71,813
Income tax expense	(2)	(172)
Cash Interest expense	(1,977)	(6,547)
Estimated maintenance capital (1)	(5,250)	(21,000)
Distributable Cash Flow	$9,219	$44,094
Cash distribution	$10,785	$42,834
Distribution Coverage Ratio	0.85x	1.03x

(1)         Amount represents annual amount pro-rated for the period.